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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-4576 of Furr's/Bishop's, Incorporated on Form S-1 of our report dated March 28, 1996, appearing in the Annual Report on Form 10-K of Furr's/Bishop's, Incorporated for the 52 week year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

                                            DELOITTE & TOUCHE LLP

Dallas, Texas
October 27, 1997